AMENDMENT TO TOWER LEASE AGREEMENT

     AGREEMENT entered into this 9th day of December by and between ROBERTS BROADCASTING COMPANY OF UTAH, INC. , a Delaware corporation ("Landlord"), and ROBERTS BROADCASTING COMPANY OF SALT LAKE CITY, L.L.C., a Delaware limited liability company ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, the parties entered into a Tower Lease Agreement dated August 22, 1997 (the "Lease");

     WHEREAS, the parties have agreed to amend the Lease as hereinafter provided and desire to set forth their agreement.

     NOW, THEREFORE, in consideration of the premises, the parties agree to amend the Lease as follows:

     1. Unless otherwise defined, capitalized terms shall have the same meaning as in the Lease.

     2. During the term of the Lease, provided there are at least 12 months remaining in the term or any renewal term of the Lease, upon 30 days' notice to Landlord, Tenant shall have the right to install on the Tower one TFV-25USM antenna (DTV) or its mechanical equivalent, side mounted at the 90 ft. to 150 ft. level and fed by one 6 1/8 inch coaxial cable (the "DTV Antenna").

     3. Landlord shall during the term of the Lease reserve and keep available on the Tower space suitable for installation of the DTV Antenna unless the remaining term of the Lease or any renewal term is less than 12 months and Tenant has not theretofore exercised its right to install the DTV Antenna.

     4. Upon installation of the DTV Antenna on the Tower, the Rent shall increase by an amount equal to the fair market rental value (the "FMV Rent") for the increase in Antenna Space provided

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hereunder.  If Landlord and Tenant have not agreed on the amount of the FMV Rent within 30 days of Tenant's notice of intent to install the DTV Antenna, Landlord and Tenant shall each designate an independent individual knowledgeable in communications tower rental rates and the two individuals so selected shall designate on additional independent individual knowledgeable in communications tower rental rates (such individuals are hereinafter referred to as the "Arbitrators"). The Arbitrators shall have 30 days after their appointment to determine the FMV Rent. If the highest and lowest FMV Rents so proposed are within 20% of one another, the final FMV Rent shall be the average of the three proposals. If the highest and lowest proposed FMV Rents are more than 20% apart, the rent that is farthest apart shall be discarded and the final FMV Rent shall be the average of the remaining two proposed rents.

     5. Prior to designation of the Arbitrators, Landlord and Tenant shall each propose the FMV Rent they are willing to accept. If the rents proposed by Landlord and Tenant are each within 10% of the FMV Rents as finally determined by the Arbitrators, the parties shall share equally the fees and expenses of the Arbitrators. Otherwise, such fees and expenses shall be paid by the party whose proposed rate was farthest apart from the FMV Rent as finally determined.

     6. Pending final determination of the FMV Rent, Tenant shall pay Landlord the Rent as previously in effect plus the average of the amounts proposed by the parties pursuant to Paragraph 5.


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

Within 10 days after final determination of the FMV Rate, Tenant shall make additional payments of rent or receive credits for future rent payments as necessary to retroactively adjust the Rent by the FMV Rent as finally determined. All Rent as adjusted herein shall be paid in the same manner and at the times, and be subject to the same Consumer Price Index increases, as otherwise provided under the Lease.

     7. The DTV Antenna shall be subject to the same provisions of the Lease as are applicable to the Antenna originally installed on the Tower, including without limit those provisions relating to the construction, installation and maintenance.

     8. As hereby amended, the Lease is ratified and confirmed.

     IN WITNESS WHEREOF, the parties have executed this agreement on the first above written.

                                    LANDLORD:

                                    ROBERTS BROADCASTING COMPANY
                                    OF UTAH, INC.

                                    By:  /s/Steven C. Roberts
                                         ---------------------------------

                                    TENANT:

                                    ROBERTS BROADCASTING COMPANY
                                    OF SALT LAKE CITY, L.L.C.


                                    By:  /s/Michael V. Roberts
                                         ---------------------------------


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